As filed with the Securities and Exchange Commission on January 2, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOMX INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2836	82-3364020
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7 Pinhas Sapir St., Floor 2
Ness Ziona, Israel 7414002

(972) 72-394-2377

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

BIOMX LTD. 2015 EMPLOYEE STOCK OPTION PLAN

CHARDAN HEALTHCARE ACQUISITION CORP. 2019 OMNIBUS LONG-TERM INCENTIVE PLAN

(Full title of the plans)

Jonathan Solomon

Chief Executive Officer

7 Pinhas Sapir St., Floor 2
Ness Ziona, Israel 7414002

(972) 72-394-2377

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Phyllis G. Korff

Anna T. Pinedo

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020-1001

Telephone: (212) 506-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be Registered(1)(2)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, par value $0.0001 per share, to be issued under the 2015 Employee Stock Option Plan for Key Employees of BiomX Ltd., as amended (the “2015 Plan”)	3,148,360	(3)	$1.979	(4)	$6,230,604.44		$808.73
Common stock, par value $0.0001 per share, to be issued under the Chardan Healthcare Acquisition Corp. 2019 Omnibus Long-Term Incentive Plan (the “2019 Plan”)	1,000		$9.4675	(5)	$9,467.50	(5)	$1.23
Total	3,149,360						$809.96

(1)	Represents common stock, par value $0.0001 per share (“Common Stock”) of BiomX Inc. (the “Registrant”) issuable under the 2015 Plan and the 2019 Plan.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) also covers an indeterminate number of additional shares of Common Stock that may be issued under the 2015 Plan and the 2019 Plan to prevent dilution resulting from a share split, reverse share split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Registrant.
(3)	Represents Common Stock issuable upon exercise of options outstanding under the plan as of the date of this Registration Statement. For those options outstanding with an exercise price denominated in NIS, such exercise price was translated at the rate of NIS 3.456 = $1.00 (the exchange rate reported by the Bank of Israel on December 31, 2019).
(4)	Estimated solely for purposes of determining the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, on the basis of the weighted average exercise price of options outstanding under the 2015 Plan.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the Common Stock, as reported on the NYSE American on December 31, 2019.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by BiomX Inc. (the “Registrant,” “we” or “our”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s prospectus filed with the Commission on December 13, 2019 pursuant to Rule 424(b) of the Securities Act, included in the registration statement on Form S-1 (File No. 333-235507), as amended;

(b)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-38762) filed with the Commission on December 13, 2018, and in the Registrant’s registration statement on Form S-1 (File No. 333-235507) filed with the Commission on December 13, 2019, both pursuant to Section 12(b) of the Securities Act, including any amendment or report filed for the purpose of updating such description;

(c)	The Registrant’s Annual Report on Form 10-K (File No. 001-38762) filed on August 21, 2019;

(d)	The Registrant’s Quarterly Report on Form 10-Q (File No. 001-38762) filed on October 16, 2019;

(e)	The Registrant’s Current Reports on Form 8-K (File No. 001-38762) filed on July 17, 2019, September 9, 2019, October 11, 2019, October 15, 2019, October 16, 2019, October 21, 2019, October 23, 2019 and November 1, 2019 (as amended on November 4 and 13, 2019).

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s certificate of incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”).

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, the Registrant’s certificate of incorporation, provides that no director shall be personally liable to it or any of its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless they violated their duty of loyalty to the Registrant or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The effect of this provision of the Registrant’s certificate of incorporation is to eliminate its rights and those of its stockholders (through stockholders’ derivative suits on its behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to the Registrant or its stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of the Registrant’s certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

The Registrant’s certificate of incorporation also provides that it will, to the fullest extent authorized or permitted by applicable law, indemnify its current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to the Registrant’s certificate of incorporation will be indemnified by the Registrant in connection with a proceeding initiated by such person only if such proceeding was authorized by the Registrant’s board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by the Registrant’s certificate of incorporation is a contract right that includes the right to be paid by it the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by its officer or director (solely in the capacity as an officer or director of the Registrant) will be made only upon delivery to the Registrant of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under its certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, the Registrant’s certificate of incorporation, its bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of the Registrant’s certificate of incorporation affecting indemnification rights, whether by its stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits it to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. The Registrant’s certificate of incorporation will also permit it, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by its certificate of incorporation.

The Registrant’s bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in its certificate of incorporation. In addition, its bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. The Registrant’s bylaws also permit it to purchase and maintain insurance, at its expense, to protect it and/or any director, officer, employee or agent of the Registrant or another entity, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of the Registrant’s bylaws affecting indemnification rights, whether by its board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits it to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

In addition, the Registrant is party to indemnification agreements with each of its directors and executive officers. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted by the DGCL against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant, effective as of December 11, 2018 (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed by the Registrant on November 1, 2019, as amended on November 4, 2019)

4.2	Certificate of Amendment of Certificate of Incorporation of the Company, effective as of October 28, 2019 (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed by the Registrant on November 1, 2019, as amended on November 4, 2019)

4.2	Amended and Restated Bylaws of the Registrant, effective as of October 28, 2019 (Incorporated by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K filed by the Registrant on November 1, 2019, as amended on November 4, 2019)

5.1*	Opinion of Mayer Brown LLP

23.1*	Consent of Brightman Almagor Zohar & Co.

23.2*	Consent of Mayer Brown LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages to this Registration Statement)

99.1*	2015 Employee Stock Option Plan for Key Employees of BiomX Ltd., as amended

99.2	Chardan Healthcare Acquisition Corp. 2019 Omnibus Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.10 of the Registrant’s Current Report on Form 8-K filed by the Registrant on November 1, 2019)

*	Filed herewith.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ness Ziona, Israel, on this 2nd day of January, 2020.

BIOMX INC.

By	/s/ Jonathan Solomon
Jonathan Solomon
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Mr. Jonathan Solomon, Ms. Marina Wolfson and Dr. Sailaja Puttagunta, and each or any one of them, as the undersigned’s true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dr. Russell Greig	Chairman of the Board of Directors	January 2, 2020
Dr. Russell Greig

/s/ Jonathan Solomon	Chief Executive Officer (Principal Executive Officer) and Director	January 2, 2020
Jonathan Solomon

/s/ Uri Ben-Or	Interim Chief Financial Officer (Principal Financial Officer)	January 2, 2020
Uri Ben-Or

/s/ Dr. Gbola Amusa	Director	January 2, 2020
Dr. Gbola Amusa

/s/ Yaron Breski	Director	January 2, 2020
Yaron Breski

/s/ Erez Chimovits	Director	January 2, 2020
Erez Chimovits

/s/ Jonas Grossman	Director	January 2, 2020
Jonas Grossman

/s/ Lynne Sullivan	Director	January 2, 2020
Lynne Sullivan

/s/ Dr. Robbie Woodman	Director	January 2, 2020
Dr. Robbie Woodman

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned duly authorized representative in the United States of BiomX Inc. has signed this Registration Statement in the City of Killingworth, in the State of Connecticut, on this 2nd day of January, 2020.

BIOMX INC.

By	/s/ Dr. Sailaja Puttagunta
Dr. Sailaja Puttagunta
Chief Medical Officer